Filed Pursuant to Rule 424(b)(5)
File No. 333-192059

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 6, 2014

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED NOVEMBER 1, 2013)

Kennedy-Wilson Holdings, Inc.

8,000,000 Shares

Common Stock

This is a public offering of common stock of Kennedy-Wilson Holdings, Inc. We are offering 8,000,000 shares of our common stock. Our common stock is traded on the New York Stock Exchange under the symbol “KW.” On January 3, 2014, the last reported sale price of our common stock was $22.37 per share.

Investing in our common stock involves risk. See “Risk Factors” on page S-10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriter the right to purchase up to 1,200,000 additional shares of common stock for 30 days after the date of this prospectus supplement.

The shares will be ready for delivery on or about             , 2014.

Deutsche Bank Securities

The date of this prospectus supplement is             , 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time.

We have not, and the underwriter has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter takes any responsibility for, or provides any assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of their respective dates. The information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the respective dates of those documents. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement will control. To the extent the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information in the more recent document.

Before you decide to invest in our common stock, you should carefully read this prospectus supplement, the accompanying prospectus, the registration statement described in the accompanying prospectus (including the exhibits to the registration statement) and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under the caption “Incorporation of Certain Information by Reference.”

We are not making offers to sell our common stock or soliciting offers to purchase our common stock in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, the words “Kennedy-Wilson,” “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries, and the information in this prospectus supplement assumes that the underwriter has not exercised its option to purchase additional shares of our common stock.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and may not contain all of the information that may be important to you. You should carefully read this summary together with the entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference, including the “Risk Factors” section, the historical financial statements and the notes to those financial statements.

Our Company

Founded in 1977, we are an international real estate investment and services firm. We are a vertically integrated real estate operating company with approximately 390 professionals in 24 offices throughout the United States, the United Kingdom, Ireland, Spain and Japan. Based on management’s estimate of fair value as of September 30, 2013, we have approximately $13.7 billion of real estate and real estate-related assets under our management (“AUM”), totaling approximately 68.8 million square feet of properties throughout the United States, Europe and Japan. This includes ownership in 16,511 multifamily apartment units and 9.6 million square feet of commercial properties, of which 2,030 units and 1.2 million square feet are owned by our consolidated subsidiaries and 14,481 units and 8.4 million square feet are held in joint ventures.

AUM generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market and is not the basis for determining our management fees. Our assets under management consist of the total estimated fair value of the real estate properties and other real estate-related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.

Our Business Segments

Our operations are defined by two core business units: KW Investments and KW Services. KW Investments invests our capital in most cases alongside partners’ capital in real estate-related assets, including multifamily properties, loans secured by real estate and commercial properties. KW Services provides a full array of real estate-related services to investors and lenders, with a strong focus on financial institution based clients.

KW Investments

We invest our and our partners’ capital in real estate assets and loans secured by real estate through joint ventures, separate accounts, commingled funds and wholly owned investments. We are typically the general partner in these investment vehicles with ownership interests ranging from approximately 5% to 50%. Our equity partners include financial institutions, foundations, endowments, high net worth individuals and other institutional investors. In many cases, we get a promoted interest in the profits of our investments beyond our ownership percentage.

Our investment philosophy is based on three core fundamentals:

•	significant proprietary deal flow from an established network of industry relationships, particularly with financial institutions;

•	focus on a systematic research process with a disciplined approach to investing; and

•	superior in-house operating execution.

Our primary investment markets include the Western United States, the United Kingdom, Ireland and Japan, which we have identified as areas with dense populations, high barriers to entry, scarcity of land and supply constraints. We typically focus on the following opportunities:

•	real estate owners or lenders seeking liquidity;

•	under-managed or under-leased assets; and

•	repositioning opportunities.

The following table describes our investment account, which includes the following financial statement captions, and is derived from our consolidated balance sheet as of September 30, 2013 (dollars in millions):

Investment in joint ventures	$742.2
Real estate, net of depreciation	518.0
Mortgage debt	(340.4)
Notes receivable	28.2
Acquired in-place lease value, net of amortization(1)	8.6
Loan pool participations	58.8

Total net investment account	1,015.4

Add back:
Accumulated depreciation and amortization	24.0
Kennedy Wilson’s share of accumulated depreciation and amortization included in investment in joint ventures	90.6

Total gross investment account	$1,130.0

(1)	Included in other assets.

The following table breaks down our investment account information derived from our consolidated balance sheet by investment type and geographic location as of September 30, 2013 (dollars in millions):

	Multifamily	Loans Secured by Real Estate	Commercial	Residential, Hotel, and Other(1)	Total
Western United States	$214.5	$84.8	$199.5	$112.5	$611.3
Other United States	0.1	—	4.3	7.9	12.3
Japan	72.2	—	6.9	—	79.1
United Kingdom	—	57.7	99.9	—	157.6
Ireland	48.5	8.0	98.6	—	155.1

Total	$335.3	$150.5	$409.2	$120.4	$1,015.4

(1)	Includes for-sale residential properties, condominiums and residential land.

KW Services

KW Services offers a comprehensive line of real estate services for the full lifecycle of real estate ownership and investment to clients that include financial institutions, developers, builders and government agencies. KW Services has three business lines: investment management, property services and auction and conventional sales. These three business lines generate revenue for us through commissions and fees.

Through our investment management business, we provide acquisition, asset management and disposition services to our equity partners as well as to third parties.

With 24 offices throughout the United States, the United Kingdom, Ireland, Spain and Japan, we have the capabilities and resources to provide property services to real estate owners, as well as the experience as a real estate investor, to understand client concerns.

Additionally, KW Services plays a critical role in supporting the company’s investment strategy by providing local market intelligence and real-time data for evaluating investments, generating proprietary transaction flow and creating value through efficient implementation of asset management or repositioning strategies.

Our Competitive Strengths

We believe the combination of a service business and an investment platform provides us with significant competitive advantages and allows us to generate superior risk-adjusted returns. We use our service platform to facilitate the origination of investment opportunities, enhance the investment process and ensure the alignment of interests with our investors’ interests. Our competitive advantages include:

•	Transaction experience: Our Executive Committee has more than 125 years of combined real estate experience and has been working and investing together, on average, for over 15 years. Members of the Executive Committee have collectively acquired, developed and managed in excess of $20 billion of real estate investments in the United States, the United Kingdom, Ireland and Japan throughout various economic cycles, both at our company and throughout their careers.

•	Extensive relationship and sourcing network: We leverage our services business in order to source off-market deals. In addition, the Executive Committee and our acquisition team have transacted deals in nearly every major metropolitan market on the West Coast of the United States, as well as in the United Kingdom, Ireland and Japan. Their local presence and reputation in these markets have enabled them to cultivate key relationships with major holders of property inventory, particularly financial institutions, throughout the real estate community.

•	Structuring expertise and speed of execution: Our prior acquisitions have taken a variety of forms, including direct property investments, joint ventures, participating loans and investments in performing and non-performing mortgages with the objective of long-term ownership. We believe we have developed a reputation of being able to quickly execute, as well as originate and creatively structure, acquisitions, dispositions and financing transactions.

•	Vertically integrated platform for operational enhancement: We have approximately 390 employees, with 24 regional offices throughout the United States, the United Kingdom, Ireland, Spain and Japan. We have a hands-on approach to real estate investing and possess the local expertise in property management, leasing, construction management, development and investment sales, which, we believe, enable us to invest successfully in selected submarkets.

•	Risk protection and investment discipline: We underwrite our investments based upon a thorough examination of property economics and a critical understanding of market dynamics and risk management strategies. We conduct an in-depth sensitivity analysis on each of our acquisitions. This analysis applies various economic scenarios that include changes to rental rates, absorption periods, operating expenses, interest rates, exit values and holding periods. We use this analysis to develop our disciplined acquisition strategies.

Recent Developments

Acquisition Activity

Subsequent to September 30, 2013, we and our equity partners acquired $191.9 million of real estate-related investments, which include three commercial and three multifamily properties, two loan originations and two loan purchases. Our total equity investment in these transactions was approximately $56.1 million. Our investments since September 30, 2013 include the following:

•	Real Estate: We and our equity partners acquired two commercial properties in the Western United States and one in Ireland totaling approximately 0.3 million square feet. In addition, we and our equity partners also acquired three multifamily properties in the Western United States consisting of 844 units.

•	Loans: We and our equity partners originated two loans secured by real estate located in the Western United States for approximately $8.2 million. We also acquired two loans secured by real estate located in the Western United States with an unpaid principal balance of $40.3 million.

In addition, we and our equity partners acquired a real estate and asset management platform in Spain, in which we invested approximately $27.2 million of our equity.

Pipeline

As of January 6, 2014, we are under separate contracts to purchase 48 real estate-related investments in the United States, Ireland and the United Kingdom, as well as a real estate loan servicing business platform in Spain at an aggregate purchase price of approximately $700 million. Included in these transactions is the potential purchase of notes secured by the Shelbourne Hotel property in Dublin, Ireland for a total purchase price of approximately $152 million. We anticipate financing this acquisition with approximately 50% debt and potentially in part with third party equity. With respect to 47 of such real estate-related assets with an aggregate purchase price of approximately $640 million, we have non-refundable deposits of approximately $30 million held in escrow. These transactions remain subject to customary closing conditions. With respect to the remaining two assets with an aggregate purchase price of approximately $60 million, we have deposited a total of $2 million in escrow, which is refundable to us upon the failure or non-satisfaction of certain closing conditions. In the event that we consummate any of these acquisitions, we anticipate financing such transactions with a combination of debt and third-party equity. Our equity investment in any of these acquisitions has not yet been determined, but we currently expect our aggregate equity investment in these acquisitions to be between $150 million and $200 million. There can be no assurances that we will complete the potential acquisitions under contract.

Potential European Capital-Raising Opportunity

We are currently considering potential capital-raising opportunities in Europe, which may include transactions through a publicly listed vehicle, private funds or separate accounts. We may invest approximately $100 million to $150 million of our own funds in any such vehicle (which may include the contribution of assets), and we may receive asset management fees from such vehicle. Any such vehicle could also potentially be given priority access to deals sourced by us in Europe, which could limit our ability to make future investments in Europe other than through such vehicle. There can be no assurances that we will complete any such transactions or make any such investment.

Corporate Information

Kennedy-Wilson Holdings, Inc. is a Delaware corporation. Our corporate headquarters is located at 9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212, and our telephone number is (310) 887-6400.

The Offering

Issuer	Kennedy-Wilson Holdings, Inc.

Common Stock Offered by Us	8,000,000 shares (or, if the underwriter fully exercises its option to purchase additional shares, 9,200,000 shares)

Common Stock to Be Outstanding after this Offering	90,592,607 shares (or, if the underwriter fully exercises its option to purchase additional shares, 91,792,607 shares)

New York Stock Exchange Symbol	KW

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million (or approximately $ million if the underwriter fully exercises its option to purchase additional shares), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including future acquisitions and co-investments. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves substantial risks. You should carefully consider the risk factors set forth or referred to under the caption “Risk Factors” on page S-10 of this prospectus supplement.

The number of shares of our common stock outstanding after this offering is based on 82,592,607 shares outstanding as of December 31, 2013 and excludes:

•	11,100,074 shares of common stock issuable upon conversion of our outstanding preferred stock; and

•	2,710,742 shares of our common stock issuable upon exercise of warrants outstanding as of December 31, 2013.

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase up to 1,200,000 additional shares of our common stock.

On December 17, 2013, we announced that we will pay a dividend of $0.07 per share of common stock on January 8, 2014. The dividend will be paid to common stockholders of record as of December 31, 2013. Accordingly, purchasers of shares in this offering will not be entitled to receive this dividend on shares they purchase in this offering.

Summary Historical Consolidated Financial and Other Data

The following summary historical consolidated financial data for each of the years in the three-year period ended December 31, 2012 and summary historical consolidated balance sheet data as of December 31, 2011 and 2012 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The summary historical consolidated financial data for the nine-month periods ended September 30, 2013 and 2012 and summary balance sheet data as of September 30, 2013 have been derived from our unaudited interim condensed consolidated financial statements incorporated by reference in this prospectus supplement. The summary historical balance sheet data as of December 31, 2010 have been derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement.

The financial data set forth in the tables below are not necessarily indicative of the results of future operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and accompanying notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2012, as amended, the second Current Report on Form 8-K that we filed with the SEC on November 1, 2013 and our quarterly report on Form 10-Q for the quarter ended September 30, 2013, each of which is incorporated by reference in this prospectus supplement.

Some of the financial data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus reflects the effects of, and may not total due to, rounding.

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2010	2011	2012	2012	2013
				(unaudited)	(unaudited)
Statement of Operations:
Revenue
Management and leasing fees	$21,330,000	$27,116,000	$40,304,000	$29,308,000	$41,887,000
Commissions	11,734,000	29,960,000	12,955,000	6,165,000	12,161,000
Sale of real estate	13,472,000	417,000	2,271,000	1,275,000	10,060,000
Rental and other income	4,000,000	5,140,000	8,526,000	4,432,000	27,452,000

Total revenue	50,536,000	62,633,000	64,056,000	41,180,000	91,560,000

Operating expenses
Commission and marketing expenses	3,186,000	3,965,000	4,550,000	3,676,000	2,845,000
Compensation and related expenses	38,155,000	41,129,000	55,834,000	30,658,000	52,840,000
Merger-related compensation and related expenses	2,225,000	—	—	—	—
Cost of real estate sold	11,526,000	397,000	2,230,000	1,275,000	7,885,000
General and administrative	11,314,000	14,455,000	19,448,000	13,571,000	17,574,000
Depreciation and amortization	1,618,000	2,798,000	4,937,000	2,903,000	12,003,000
Rental operating expense	1,913,000	3,308,000	4,496,000	2,638,000	11,852,000

Total operating expenses	69,937,000	66,052,000	91,495,000	54,721,000	104,999,000
Equity in joint venture income	10,548,000	12,507,000	21,527,000	12,472,000	20,955,000
Interest income from loan pool participations and notes receivable	11,855,000	7,886,000	9,256,000	7,126,000	10,209,000

Operating income	3,002,000	16,974,000	3,344,000	6,057,000	17,725,000

Non-operating income (expense)
Interest income	854,000	2,306,000	2,938,000	2,503,000	444,000
Acquisition-related gains	2,108,000	6,348,000	25,476,000	—	11,127,000
Acquisition-related expenses	—	—	(675,000)	—	(510,000)
Gain on sale of marketable securities	—	—	4,353,000	2,931,000	—
Gain on early extinguishment of mortgage debt	16,670,000	—	—	—	—
Loss on early extinguishment of corporate debt	(4,788,000)	—	—	—	—
Interest expense	(7,634,000)	(20,507,000)	(28,595,000)	(19,979,000)	(37,104,000)
Other	—	—	—	(80,000)	—

Income (loss) from continuing operations before (provision for) benefit from income taxes	10,212,000	5,121,000	6,841,000	(8,568,000)	(8,318,000)
(Provision for) benefit from income taxes	(3,727,000)	2,014,000	208,000	5,121,000	1,446,000

Income (loss) from continuing operations	6,485,000	7,135,000	7,049,000	(3,447,000)	(6,872,000)
Discontinued operations
Income (loss) from discontinued operations, net of income taxes	—	8,000	2,000	2,000	(294,000)
Gain (loss) from sale of real estate, net of income taxes	—	335,000	(212,000)	(212,000)	555,000

Net income (loss)	6,485,000	7,478,000	6,839,000	(3,657,000)	(6,611,000)
Net (income) loss attributable to the non-controlling interests	(2,979,000)	(1,132,000)	(2,589,000)	(2,990,000)	2,550,000

Net income (loss) attributable to Kennedy-Wilson Holdings, Inc.	$3,506,000	$6,346,000	$4,250,000	$(6,647,000)	$(4,061,000)

Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities	$2,157,000	$3,428,000	$16,762,000	$12,465,000	$(17,086,000)
Investing activities	(114,836,000)	(207,573,000)	(399,723,000)	(86,140,000)	(254,991,000)
Financing activities	91,160,000	272,617,000	388,418,000	84,907,000	332,896,000
Other Selected Data
EBITDA(1)	48,108,000	66,122,000	92,174,000	50,453,000	105,803,000
Adjusted EBITDA(2)	58,427,000	71,177,000	100,321,000	55,453,000	111,269,000

	As of December 31,				As of September 30,
	2010	2011	2012		2013
					(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$46,968,000	$115,926,000	$120,855,000		$181,371,000
Investment Account(3)	363,700,000	584,446,000	837,611,000		1,015,400,000
Total assets	487,848,000	792,776,000	1,283,789,000		1,641,194,000
Total debt	127,782,000	320,133,000	686,178,000		789,562,000
Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	300,192,000	410,235,000	509,644,000		765,961,000

(1)

EBITDA represents net income (loss) before interest expense, our share of interest expense included in income from investments in joint ventures and loan pool participations, depreciation and amortization, our share of depreciation and amortization included in income from investments in joint ventures, loss on early extinguishment of corporate debt and income taxes. We do not adjust EBITDA for gains or losses on the extinguishment of mortgage debt, as we are in the business of purchasing discounted notes secured by real estate, and, in connection with these note purchases, we may resolve these loans through discounted payoffs with the borrowers. EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

(2)	Adjusted EBITDA represents EBITDA, as defined above, adjusted to exclude merger-related expenses and stock-based compensation expense. Our management uses Adjusted EBITDA to analyze our business because it adjusts EBITDA for items we believe are not relevant or comparable to the nature of our business going forward. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more meaningful picture of our results from operations. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and, when analyzing our operating performance, readers should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA and Adjusted EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

(3)	Net Investment Account is defined as investments in joint ventures plus real estate, net, plus notes receivable plus loan pool participations plus marketable securities plus acquired in-place lease value, net, less mortgage debt.

The following table sets forth a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods indicated:

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2010	2011	2012	2012	2013
				(unaudited)	(unaudited)

Net income (loss)	$6,485,000	$7,478,000	$6,839,000	$(3,657,000)	$(6,611,000)
Add back:
Interest expense	7,634,000	20,507,000	28,595,000	19,979,000	37,104,000
Kennedy Wilson’s share of interest expense included in joint ventures and loan pool participation	13,802,000	23,453,000	29,412,000	23,364,000	33,405,000
Depreciation and amortization	1,618,000	2,798,000	4,937,000	2,903,000	12,003,000
Kennedy Wilson’s share of depreciation and amortization included in investment in joint ventures	10,054,000	13,900,000	22,599,000	12,985,000	31,348,000
Loss on early extinguishment of corporate debt	4,788,000	—	—	—	—
Provision for (benefit from) income taxes	3,727,000	(2,014,000)	(208,000)	(5,121,000)	(1,446,000)

EBITDA	48,108,000	66,122,000	92,174,000	50,453,000	105,803,000
Add back:
Merger related expenses, including compensation-related and general and administrative(1)	2,225,000	—	—	—	—
Stock-based compensation expense(2)	8,094,000	5,055,000	8,147,000	5,000,000	5,466,000

Adjusted EBITDA	$58,427,000	$71,177,000	$100,321,000	$55,453,000	$111,269,000

(1)	Expenses incurred in connection with our merger with a wholly owned subsidiary of Prospect Acquisition Company in 2009.

(2)	Expenses related to stock-based compensation pursuant to our equity participation plan and the award of restricted stock to certain of our executive officers and employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks set forth under the heading “Risk Factors” beginning on page 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which we filed with the Securities and Exchange Commission, or the SEC, on March 12, 2013 and which is incorporated by reference into this prospectus supplement, as well as the other information in that Annual Report, as amended, and in other reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement. See “Incorporation of Certain Information by Reference.”

The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Exchange Act. These forward-looking statements are estimates reflecting the judgment of our senior management based on estimates, expectations, forecasts and projections that are current as of the date of the applicable forward-looking statement. Forward-looking statements include comments that express opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements, but the absence of any of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable as of the time the statements were made, the transactions and events described may not happen as described or may not happen at all. In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” on page S-10 of this prospectus supplement, including, but not limited to, the following factors:

•	disruptions in general economic and business conditions, particularly in geographic areas where our business may be concentrated;

•	the continued volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and limit our ability to acquire additional real estate assets;

•	continued high levels of, or increases in, unemployment and a general slowdown in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service our existing and future indebtedness;

•	our ability to achieve improvements in operating efficiency;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to attract new user and investor clients;

•	our ability to retain major clients and renew related contracts;

•	trends in the use of large, full-service commercial real estate providers;

•	changes in tax laws in the United States, Europe or Japan that reduce or eliminate our deductions or other tax benefits;

•	future acquisitions may not be available at favorable prices or with advantageous terms and conditions; and

•	costs relating to the acquisition of assets we may acquire could be higher than anticipated.

Each forward-looking statement should be considered in the context of the various disclosures we make about our business, including, without limitation, the factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not intend or have an obligation to publicly update any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $         million (or approximately $         million if the underwriter fully exercises its option to purchase additional shares), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including future acquisitions and co-investments.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and our consolidated capitalization as of September 30, 2013:

•	on an actual basis; and

•	on an adjusted basis to give effect to the sale of 8,000,000 shares of our common stock we are offering, after deducting underwriting discounts and commissions and estimated offering expenses to be paid by us.

No adjustments have been made to reflect normal course operations by us or other developments with our business after September 30, 2013. As a result, the as adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. You should read this table in conjunction with “Use of Proceeds” and the disclosures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, the second Current Report on Form 8-K that we filed with the SEC on November 1, 2013 and our quarterly report on Form 10-Q for the quarter ended September 30, 2013, each of which is incorporated by reference in this prospectus supplement.

	As of September 30, 2013
	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash, cash equivalents and short-term investments	$181,371,000	$

Debt:
Secured mortgage loans(1)	$340,366,000		$340,366,000
Unsecured revolving credit facility(2)	—		—
8.750% senior notes due 2019(3)	350,000,000		350,000,000
7.75% senior notes due 2042(4)	55,000,000		55,000,000
Junior subordinated debentures due 2037	40,000,000		40,000,000

Total debt	785,366,000		785,366,000

Equity:
Cumulative preferred stock, $0.0001 par value per share; 1,000,000 shares authorized, $1,000 per share liquidation preference, actual and as adjusted:
6.00% Series A; 100,000 shares issued and outstanding, actual and as adjusted(5)	—		—
6.45% Series B; 32,550 shares issued and outstanding, actual and as adjusted(6)	—		—
Common stock, $0.0001 par value per share; 125,000,000 shares authorized, actual and as adjusted; 81,389,879 shares issued and outstanding, actual; 89,389,879 shares issued and outstanding, as adjusted(7)	8,000		9,000
Additional paid-in capital(7)	792,449,000
Accumulated deficit	(32,049,000)		(32,049,000)
Accumulated other comprehensive income	5,553,000		5,553,000

Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	765,961,000
Non-controlling interest	9,698,000		9,698,000

Total equity	775,659,000

Total capitalization	$1,561,025,000	$

(1)	Since September 30, 2013, we incurred additional indebtedness of approximately $65 million related to four mortgage notes associated with asset acquisitions completed after September 30, 2013 and 250 million Yen (approximately $2.4 million based on current exchange rates) related to a new mortgage loan on property owned by a consolidated subsidiary.

(2)	Total availability, as of September 30, 2013, of $140.0 million. The average amount of revolver borrowings fluctuates during the year.

(3)	The $350.0 million of 8.750% senior notes due 2019, or the 2019 notes, are presented at their face amount and do not reflect the estimated amount of net proceeds from the offerings of the 2019 notes of $347.3 million.

(4)	The $50.0 million of 7.75% senior notes due 2042, or the 2042 notes, are presented at their face amount and do not reflect the estimated amount of net proceeds from the offering of the 2042 notes of $48.1 million.

(5)	Mandatorily convertible on May 19, 2015, or earlier at the option of the holder thereof, at a conversion price of $12.41 per share, subject to adjustment.

(6)	Mandatorily convertible on November 3, 2018, or earlier at the option of the holder thereof, or, in certain circumstances, at our election on or after May 3, 2017, at a conversion price of $10.70 per share, subject to adjustment.

(7)	Since September 30, 2013, our capital stock increased by approximately $10.7 million related to the issuance of approximately 1.4 million shares of common stock associated with warrant conversions.

The table above should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The actual and as adjusted number of shares of our common stock issued and outstanding as set forth in the table above excludes:

•	11,100,074 shares of common stock issuable upon conversion of our outstanding preferred stock;

•	5,018,093 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2013; and

•	up to 1,200,000 shares of our common stock that may be purchased by the underwriter upon exercise of its option to purchase additional shares.

Since September 30, 2013, warrants for 2,300,388 shares of our common stock were exercised and settled by the issuance of 1,394,593 shares of our common stock, and we redeemed warrants for 6,963 shares of our common stock. As of December 31, 2013, warrants for 2,710,742 shares of our common stock were outstanding.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to non-U.S. holders (as defined below) of the ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the alternative minimum tax;

•	dealers in securities;

•	traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other pass-through entities;

•	persons holding shares of our common stock as part of a “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell shares of our common stock under the constructive sale provisions of the Code.

In addition, this discussion is limited to non-U.S. holders purchasing shares of our common stock issued pursuant to this offering and who hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws or the unearned income Medicare contribution tax) and any applicable state, local or foreign tax laws are not discussed.

If a partnership or other entity taxable as a partnership holds our common stock, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their tax advisors as to the specific tax consequences to them of holding our common stock indirectly through ownership of their partnership interests.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

A “non-U.S. holder” is a beneficial owner of our common stock that is not a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) or a U.S. holder. A U.S. holder is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of the Code have authority to control all substantial trust decisions; or (b) it has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions on Our Common Stock

Distributions we make with respect to shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Gain on Sale or Disposition of Our Common Stock.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for withholding purposes, we may treat the entire distribution as a dividend. However, amounts withheld would generally be refundable, subject to the discussion below under “—Gain on Sale or Disposition of Our Common Stock,” if it were subsequently determined that the distribution was, in fact, not a dividend for U.S. federal income tax purposes, provided that certain conditions are met.

Dividends paid to a non-U.S. holder of shares of our common stock that are not effectively connected with a U.S. trade or business conducted by such non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate as is specified by an applicable tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish a valid IRS Form W-8BEN (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. If a non-U.S. holder qualifies for a reduced treaty rate but does not timely provide the required certification, the non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding possible entitlement to benefits under a tax treaty.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Any such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30%

(or such lower rate as is specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale or Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or disposition of shares of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition and certain other requirements are met; or

•	shares of our common stock constitute U.S. real property interests by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Unless an applicable tax treaty provides otherwise, the gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as is specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as is specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses of the non-U.S. holder during the taxable year of the sale or disposition (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other real estate and business assets, however, there can be no assurance that we currently are a USRPHC or will remain a USRPHC in the future. Assuming we are a USRPHC, as long as shares of our common stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), a non-U.S. holder’s shares of our common stock will not be treated as U.S. real property interests unless the non-U.S. holder actually or constructively held more than 5% of the shares of our common stock at any time during the shorter of (i) the five-year period ending on the date of the non-U.S. holder’s sale or disposition of such shares and (ii) the non-U.S. holder’s holding period for such shares. We believe, but cannot guarantee, that shares of our common stock will continue to be regularly traded on an established securities market. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under the third bullet point above, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a United States person, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain. In addition, if shares of our common stock were not regularly traded on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 10% of the purchase price, which withholding would be creditable against any income tax liability described in the previous sentence and generally refundable to the extent in excess thereof.

Information Reporting and Backup Withholding

Generally, information returns must be filed annually with the IRS and provided to each non-U.S. holder with respect to dividends paid to such non-U.S. holder and the amount, if any, of tax withheld with respect to those dividends. This information also may be made available under a specific treaty or agreement with the tax authorities of the country in which the non-U.S. holder resides or is established. Under certain circumstances, the Code imposes backup withholding on certain reportable payments. Backup withholding generally will not, however, apply to payments of dividends to a non-U.S. holder, provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the non-U.S. holder is a United States person that is not an exempt recipient.

Unless a non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with, and the non-U.S. holder may be subject to backup withholding on the proceeds from, a sale or other disposition of shares of our common stock. The certification procedures described in the immediately preceding paragraph will satisfy these certification requirements as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under legislation commonly referred to as the “Foreign Account Tax Compliance Act” (FATCA), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution described in clause (1) above, in order to avoid this tax, it must generally enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an inter-governmental agreement with the United States governing FATCA may be subject to different rules.

Treasury Regulations and IRS guidance provide that the withholding provisions described above generally will apply to payments of dividends on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2017. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, Deutsche Bank Securities Inc., as underwriter, has agreed to purchase from us 8,000,000 shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased.

We have been advised by Deutsche Bank Securities Inc. that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $             per share under the public offering price. After the offering, Deutsche Bank Securities Inc. may change the offering price and other selling terms.

We have granted to Deutsche Bank Securities Inc. an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 1,200,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of common stock to Deutsche Bank Securities Inc. to the extent the option is exercised. If any additional shares of common stock are purchased, Deutsche Bank Securities Inc. will offer the additional shares on the same terms as those on which the 8,000,000 shares are being offered.

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by Deutsche Bank Securities Inc. to us per share of common stock. The underwriting discounts and commissions are         % of the public offering price. We have agreed to pay Deutsche Bank Securities Inc. the following discounts and commissions assuming either no exercise or full exercise by Deutsche Bank Securities Inc. of its option to purchase additional shares:

Total Fees
	Fee per Share	Without Exercise of Option	With Full Exercise of Option
Discounts and commission paid by us	$	$	$

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $            .

We have agreed to indemnify Deutsche Bank Securities Inc. and its control persons against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the Deutsche Bank Securities Inc. or its control persons may be required to make in respect of any of these liabilities.

We, our directors and certain executive officers have agreed, subject to certain limited exceptions, not to sell or transfer any of our common stock or securities convertible into or exchangeable or exercisable for our common stock for 60 days after the date of this prospectus supplement without first obtaining the written consent of Deutsche Bank Securities Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any of our common stock;

•	sell any option or contract to purchase any of our common stock;

•	purchase any option or contract to sell any of our common stock;

•	grant any option, right or warrant to purchase any of our common stock;

•	otherwise dispose of or transfer any of our common stock;

•	file (or, in the case of our directors and certain executive officers, request or demand that we file) a registration statement related to our common stock; or

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of our common stock whether any such swap or transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock, whether such common stock is owned now or acquired during the lock-up period referred to above (subject to extension as described below) by the person executing the lock-up agreement or for which the person executing the lock-up agreement now has or acquires the power of disposition. The lock-up provision that applies to us contains exceptions for:

•	the shares of common stock to be sold in this offering;

•	any shares of common stock we issue upon the exercise of an option or warrant or the conversion of a security that is either (x) outstanding on the date of this prospectus supplement and referred to in this prospectus supplement and the registration statement relating to this prospectus supplement (including the documents incorporated by reference) or (y) issued pursuant to the exception described in the immediately following bullet point;

•	any shares of common stock issued or options to purchase common stock granted pursuant to our existing employee benefit plans referred to in this prospectus supplement and the registration statement relating to this prospectus supplement (including the documents incorporated by reference); and

•	any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement and the registration statement relating to this prospectus supplement (including the documents incorporated by reference).

The lock-up provision that applies to our directors and certain executive officers contains exceptions for, among other things, securities transferred:

•	as a bona fide gift or gifts; or

•	to any trust for the direct or indirect benefit of the person who signed a lock-up agreement or the immediate family of the person who signed a lock-up agreement,

provided that in each case such transfers do not require any public filing and no public filing is voluntarily made. In each of these cases, the transferee of the securities must also sign a lock-up agreement. In addition, the lock-up provision that applies to our directors and certain executive officers contains an exception for the sale of our common stock purchased in the open market after the offering, so long as those sales do not require any public filing and no public filing is voluntarily made.

In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lockup period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Deutsche Bank Securities Inc. waives such extension in writing.

In connection with the offering, Deutsche Bank Securities Inc. may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by Deutsche Bank Securities Inc. of a greater number of shares than it is required to purchase in the offering. Covered short sales are sales made in an amount not greater than Deutsche Bank Securities Inc.’s option to purchase additional shares of common stock from us in the offering. Deutsche Bank Securities Inc. may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, Deutsche Bank Securities Inc. will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

Naked short sales are any sales in excess of the option to purchase additional shares. Deutsche Bank Securities Inc. must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if Deutsche Bank Securities Inc. is concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by Deutsche Bank Securities Inc. in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

A prospectus supplement and accompanying prospectus in electronic format may be made available on Internet web sites maintained by Deutsche Bank Securities Inc. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on Deutsche Bank Securities Inc.’s web site and any information contained in any other web site maintained by Deutsche Bank Securities Inc. is not part of the prospectus supplement, the accompanying prospectus or the related registration statement.

Deutsche Bank Securities Inc. or its affiliates have provided investment banking services to us in the past and may do so in the future. They receive customary fees and commissions for these services.

Notice to Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in the prospectus once the prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in the Relevant Member State except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication by the Company or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in the United Kingdom

Deutsche Bank Securities Inc. has represented and agreed that (a) it has only communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the shares (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) to high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) and (d) of the Order, with all such persons together being referred to as relevant persons, and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in

Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law, as amended (the “FIEL”). Deutsche Bank Securities Inc. has represented and agreed that the shares which it purchases will be purchased by it as principal and that, in connection with the offering, it will not, directly or indirectly, offer or sell any shares in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements under the FIEL and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations, and the shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus may not comply with the disclosure standards of the Swiss Code of Obligations and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar

Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Saudi Arabia

No offering, whether directly or indirectly, will be made to an investor in the Kingdom of Saudi Arabia unless such offering is in accordance with the applicable laws of the Kingdom of Saudi Arabia and the rules and regulations of the Capital Market Authority, including the Capital Market Law of the Kingdom of Saudi Arabia. The shares will not be marketed or sold in the Kingdom of Saudi Arabia by us or the underwriter.

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Office of Securities Regulation issued by the Capital Market Authority. The Saudi Arabian Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. The underwriter has been represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Kennedy-Wilson Holdings, Inc. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2012, the financial statement schedules III and IV, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports appear in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of KW Residential, LLC and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), members’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG AZSA LLC, independent auditors, which report appears in the Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, partners’ capital and cash flows of KW Property Fund III, L.P. and KW Property Fund III (QP-A), L.P. for the year ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, equity and cash flows of KW/WDC Portfolio Member LLC and subsidiaries and One Carlsbad for the year ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Bay Fund Opportunity, LLC and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity and cash flows for each of the years in the two-year period then ended, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of KWF Real Estate Venture VI, L.P. and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), partners’ capital and cash flows for the year ended December 31, 2012 and the period from October 5, 2011 (inception) through December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheets of Bay Area Smart Growth Fund II, LLC as of December 31, 2012 and 2011, and the related statements of operations, members’ equity and cash flows for each of the years in the two-year period then ended, and the related notes to the financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no.1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheet of KWI America Multifamily, LLC and subsidiaries and KW SV Investment West Coast, LLC as of December 31, 2011, and the related combined statements of operations, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2011 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of SJ Real Estate Investors, LLC and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of KW Property Fund II, L.P. and subsidiaries as of December 31, 2012, and the related consolidated statements of operations, partner’s capital and cash flows for the year then ended, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of financial condition of Kennedy Wilson Real Estate Fund IV, L.P., including the schedules of investments, as of December 31, 2012, and the related statements of operations, partners’ capital and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of KW Stadium Gateway Partners, LLC and subsidiary as of December 31, 2012, and the related consolidated statements of operations, members’ capital and cash flows for the period from April 9, 2012 (inception) through December 31, 2012, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 950 Harrington Avenue for the year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on February 14, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 1492 East Spring Lane for the year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on February 14, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain expenses of 433 Buena Vista for the years ended December 31, 2012 and 2011 and for the eight months ended December 31, 2010, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 2260 Foothill Drive for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 5161 Lankershim Boulevard for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 1201 and 1235 Radio Road for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 655 Tennyson Road for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statement of revenues and certain expenses of 150 and 151 El Camino Drive for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s reports refer to the fact that the statements of revenues and certain expenses of (1) 950 Harrington Avenue for the year ended December 31, 2011, (2) 1492 East Spring Lane for the year ended December 31, 2011, (3) 433 Buena Vista for the years ended December 31, 2012 and 2011 and for the eight months ended December 31, 2010, (4) 2260 Foothill Drive for the year ended December 31, 2012, (5) 5161 Lankershim Boulevard for the year ended December 31, 2012, (6) 1201 and 1235 Radio Road for the year ended December 31, 2012, (7) 655 Tennyson Road for the year ended December 31, 2012, and (8) 150 and 151 El Camino Drive for the year ended December 31, 2012 were prepared for the purpose of complying with the rules and regulations of the SEC and are not intended to be a complete presentation of revenues and expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also read and obtain copies of any document we file with the SEC by mail from the Public Reference Room of the SEC, which is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain further information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

Our internet website at http://www.kennedywilson.com contains information about us. On the Investor Relations page of our website, we provide access to all of our SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. Except for the documents listed below, the information contained in, or that can be accessed from, our internet website is not incorporated by reference in this prospectus supplement, and you should not consider it a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that we file with the SEC to be incorporated by reference in this prospectus supplement, which means that we may disclose important information to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. The following documents that we have filed with the SEC are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 12, 2013 (File No. 001-33824), as amended on Form 10-K/A, filed with the SEC on April 1, 2013 (File No. 001-33824);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 9, 2013, August 8, 2013 and November 7, 2013, respectively (File No. 001-33824);

•	our Current Reports on Form 8-K, filed with the SEC on February 14, 2013, March 20, 2013, May 29, 2013, June 21, 2013 (as amended), September 13, 2013, September 20, 2013, November 1, 2013, December 19, 2013 and December 31, 2013 (File No. 001-33824);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2013 (File No. 001-33824), specifically incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2012 (as amended) referred to above;

•	the description of our common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-32824), including any amendments or reports filed for purpose of updating such description; and

•	any future filings of Kennedy-Wilson Holdings, Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of the offering covered by this prospectus supplement.

Any statement in a document incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, then it does not constitute a part of this prospectus supplement, except as modified or superseded.

Information that is “furnished” to the SEC is not considered to be “filed” with the SEC and, accordingly, is not, and will not be, incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement relating to this prospectus supplement.

Each person, including a beneficial holder, to whom this prospectus supplement or the accompanying prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in, but not delivered with, this prospectus supplement or the accompanying prospectus . You may request a copy of these filings, at no cost, by writing or telephoning Kennedy-Wilson Holdings at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90212

(310) 887-6400

Attn: Secretary

PROSPECTUS

KENNEDY-WILSON HOLDINGS, INC.

KENNEDY-WILSON, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

Kennedy-Wilson Holdings, Inc. (“Kennedy-Wilson Holdings”) may offer and sell, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) shares of its common stock, (ii) shares of its preferred stock, which may be issued in one or more series, (iii) warrants to purchase its common stock or preferred stock, and (iv) debt securities, which may be senior, senior subordinated or subordinated. The debt securities offered and sold by Kennedy-Wilson Holdings may be fully and unconditionally guaranteed by one or more of its subsidiaries. In addition, Kennedy-Wilson, Inc. (“Kennedy-Wilson”) may offer and sell debt securities, which may be senior, senior subordinated or subordinated, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. The debt securities offered and sold by Kennedy-Wilson will be fully and unconditionally guaranteed by Kennedy-Wilson Holdings and also may be fully and unconditionally guaranteed by one or more of Kennedy-Wilson’s subsidiaries. Any debt that may be issued pursuant to this prospectus may be secured. Kennedy-Wilson Holdings and Kennedy-Wilson are sometimes referred to in this prospectus as the “issuers.”

The common stock, preferred stock, warrants, debt securities and guarantees being offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” The securities may be offered in amounts, at prices and on terms determined at the time of the offering of such securities.

The specific terms of the securities will be provided in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

The securities may be offered directly by the applicable issuer, through agents designated from time to time or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Kennedy-Wilson Holdings’ common stock is listed on the New York Stock Exchange under the trading symbol “KW.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

The principal executive offices of the issuers are located at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California, and their telephone number is (310) 887-6400.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE PERIODIC REPORTS FILED BY THE ISSUERS, IN ANY PROSPECTUS SUPPLEMENT RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER DOCUMENTS THAT THE ISSUERS FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2013

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. Neither issuer has authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of this prospectus and any accompanying prospectus supplement, the issuers’ respective businesses, financial conditions, results of operations and prospects may have changed. The issuers may use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

- i -

RISK FACTORS

An investment in the securities involves a high degree of risk. You should consider carefully all of the material risks incorporated by reference in this prospectus, including the risk factors set forth in Kennedy-Wilson Holdings’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, together with the other information contained in this prospectus and any applicable prospectus supplement before making a decision to invest in the securities. If any of the risks occur, the applicable issuer’s business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the securities could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by the forward-looking statements as a result of specific factors, including the risks incorporated by reference in this prospectus. For more information, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that the issuers have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, the issuers may sell securities, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. You are urged to read both this prospectus and any prospectus supplement and any other offering material (including a free writing prospectus) prepared by or on behalf of the applicable issuer for a specific offering of securities, together with additional information described under the heading “Where You Can Find Additional Information” on page 4 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement and in any authorized free writing prospectus. Neither issuer has authorized anyone to provide you with different information. The issuers are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

The issuers may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 28 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

KENNEDY-WILSON HOLDINGS, INC.

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

Founded in 1977, we are an international real estate investment and services firm. We are a vertically-integrated real estate operating company with approximately 400 professionals in 24 offices throughout the United States, United Kingdom, Ireland, Spain and Japan. Based on management’s estimate of fair value as of June 30, 2013, as of that date, we had approximately $13.5 billion of real estate and real estate related assets under our management, totaling approximately 64.4 million square feet of properties throughout the United States, Europe and Japan. This included ownership in 16,679 multifamily apartment units, of which 2,030 units were owned by our consolidated subsidiaries and 14,649 were held in joint ventures.

AUM generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market and is not the basis for determining our management fees. Our material assets under management consist of the total estimated fair value of the real estate properties and other assets owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.

Our principal executive offices are located at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The issuers have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. Kennedy-Wilson Holdings files annual, quarterly and current reports and other information with the SEC. For further information regarding the issuers and the securities offered by this prospectus, please refer to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy Kennedy-Wilson Holdings’ reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as Kennedy-Wilson Holdings, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Kennedy-Wilson Holdings’ corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that Kennedy-Wilson Holdings files with the SEC to be incorporated by reference, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Kennedy-Wilson Holdings are deemed to be incorporated by reference:

•	the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 12, 2013, as amended by Amendment No. 1 to such Form 10-K, filed with the SEC on April 1, 2013 (File No. 001-33824);

•	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 9, 2013 and August 8, 2013, respectively (File No. 001-33824);

•	the Current Reports on Form 8-K, filed with the SEC on February 14, 2013, March 20, 2013, May 29, 2013, June 21, 2013, September 13, 2013, September 20, 2013 and November 1, 2013 (File No. 001-33824);

•	the description of Kennedy-Wilson Holdings’ common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-32824), including any amendments or reports filed for purpose of updating such description; and

•	any future filings of Kennedy-Wilson Holdings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus but prior to the termination of the applicable offering covered by this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Kennedy-Wilson Holdings at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90212

(310) 887-6400

Attn: Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made by in this prospectus and in other reports and statements released by either issuer that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Securities Exchange Act. These forward-looking statements are necessary estimates reflecting the judgment of senior management based on current estimates, expectations, forecasts and projections and include comments that express current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the issuers’ control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although the issuers believe that their plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, no assurance can be given that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” on page 1 of this prospectus, and in the reports Kennedy-Wilson Holdings files from time to time with the SEC and incorporates by reference herein, including, but not limited to, the following factors:

•	disruptions in general economic and business conditions, particularly in geographies where the issuers’ respective businesses may be concentrated;

•	the continued volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit the issuers’ ability to acquire additional real estate assets;

•	continued high levels of, or increases in, unemployment and general slowdowns in commercial activity;

•	the issuers’ leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in the issuers’ debt service obligations;

•	the issuers’ ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service their existing and future indebtedness;

•	the issuers’ ability to achieve improvements in operating efficiency;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	the issuers’ ability to retain their senior management and attract and retain qualified and experienced employees;

•	the issuers’ ability to attract new user and investor clients;

•	the issuers’ ability to retain major clients and renew related contracts;

•	trends in use of large, full-service commercial real estate providers;

•	changes in tax laws in the United States, Europe or Japan that reduce or eliminate deductions or other tax benefits the issuers receive;

•	future acquisitions may not be available at favorable prices or upon advantageous terms and conditions; and

•	costs relating to the acquisition of assets the issuers may acquire could be higher than anticipated.

Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by the issuers about their respective businesses including, without limitation, the risk factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, none of the issuers intends or has an obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, the applicable issuer intends to use the net proceeds it may receive from any offering of its securities pursuant to this prospectus for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, additions to working capital, capital expenditures, investments in its subsidiaries, stock repurchases and other business opportunities. The applicable issuer will have significant discretion in the use of any net proceeds. Additional information about the use of the net proceeds from the sale of securities may be provided in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth Kennedy-Wilson Holdings’ ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends for the periods indicated:

	Six Months Ended	Year Ended December 31,
	June 30, 2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.67	1.41	n/a	1.51	n/a	n/a
Ratio of earnings to combined fixed charges and preferred stock dividends	1.44	1.13	n/a	1.02	n/a	n/a

The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of pretax income from continuing operations before noncontrolling interest and equity in income of joint ventures plus operating distributions from equity investees, and “fixed charges” consists of interest expense, whether capitalized or expensed, amortization related to indebtedness and premiums or discounts of stock issuances and an estimate of interest expense within rental expense. For the years ended December 31, 2011, 2009, and 2008, Kennedy-Wilson Holdings’ earnings were insufficient to cover fixed charges, and the deficiency of earnings was $6.5 million, $21.1 million and $9.5 million, respectively.

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” and “fixed charges” have the respective meanings assigned above. “Preferred stock dividends” refers to preferred dividend requirements of consolidated subsidiaries. For the years ended December 31, 2011, 2009 and 2008, Kennedy-Wilson Holdings’ earnings were insufficient to cover fixed charges and preferred stock dividends, and the deficiency of earnings was $15.3 million, $21.1 million and $9.5 million, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and guarantees that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

Our second amended and restated certificate of incorporation authorizes the issuance of 125,000,000 shares of common stock, par value $0.0001. As of October 30, 2013, 81,413,679 shares of common stock were issued and outstanding. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our second amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. A plurality of the votes cast at a stockholders meeting is sufficient to elect any director into office. There is no cumulative voting with respect to the election of directors.

DESCRIPTION OF PREFERRED STOCK

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

General. Our second amended and restated certificate of incorporation provides that we may issue up to 1,000,000 shares of preferred stock, $0.0001 par value per share, or preferred stock. Our second amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of the company or remove existing management. As of October 30, 2013, 100,000 shares of our series A preferred stock were issued and outstanding and 32,550 shares of our series B preferred stock were issued and outstanding. Other than the series A preferred stock and series B preferred stock, no shares of preferred stock are currently outstanding.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants, or upon the conversion of any debt securities, that we issue pursuant to this prospectus. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the provision for a sinking fund, if any, for such preferred stock;

•	the provision for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	preemptive rights, if any;

•	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of any material United States federal income tax consequences applicable to an investment in such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any voting rights of such preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (i) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights. The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock. The number of authorized shares of preferred stock may be increased by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the resolutions adopted by the board of directors for such series. Our board of directors has the power to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Dividend Limitations. The payment of dividends, if ever, on the preferred stock will be subject to compliance with any applicable limitations in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement.

6.0% Convertible Series A Preferred Stock

General. Our board of directors and a duly authorized committee thereof approved the certificate of designation, a copy of which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part, creating the series A preferred stock as a class of our preferred stock, designated as the 6.0% convertible series A preferred stock. The outstanding series A preferred stock is validly issued, fully paid and nonassessable.

Ranking. The series A preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the series A preferred stock;

•	on parity with any class or series of our stock expressly designated as ranking on parity with the series A preferred stock; and

•	junior to any other class or series of our stock expressly designated as ranking senior to the series A preferred stock.

Dividend Rate and Payment Date. Investors are entitled to receive cumulative cash dividends on the series A preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of January, April, July and October of each year, commencing June 30, 2010, at the rate of 6.0% per annum of the $1,000.00 liquidation preference per share. Dividends on the series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends. Our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement, may restrict our ability to declare and pay dividends on our preferred stock.

Liquidation Preference. If we liquidate, dissolve or wind-up, holders of the series A preferred stock will have the right to receive $1,000.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to and including the date of payment, before any payment is made to holders of our common stock and any other class or series of stock ranking junior to the series A preferred stock as to liquidation rights. The rights of holders of series A preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the series A preferred stock as to liquidation.

Optional Conversion and Mandatory Conversion. Prior to May 19, 2015, each share of series A preferred stock is convertible, at the option of the holder at any time, into approximately 81 shares of our common stock, subject to adjustments under certain circumstances. On May 19, 2015, each outstanding share of series A preferred stock will automatically be converted into shares of our common stock.

Voting Rights. Holders of series A preferred stock generally have no voting rights. However, if we are in arrears on dividends on the series A preferred stock for three or more quarterly periods, whether or not consecutive, holders of the series A preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at our next annual meeting or special meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends and the dividend for the then-current period with respect to the series A preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the series A preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series A preferred stock and the holders of all other shares of any class or series ranking on parity with the series A preferred stock that are entitled to similar voting rights (voting together as a single class).

Transfer Agent and Registrar. The transfer agent and registrar for our series A preferred stock is Continental Stock Transfer & Trust Company.

6.452% Convertible Series B Preferred Stock

General. Our board of directors and a duly authorized committee thereof approved the certificate of designation, a copy of which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part, creating the series B preferred stock as a class of our preferred stock, designated as the 6.452% convertible series B preferred stock. The outstanding series B preferred stock is validly issued, fully paid and nonassessable.

Ranking. The series B preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the series B preferred stock;

•	on parity with any class or series of our stock expressly designated as ranking on parity with the series B preferred stock; and

•	junior to any other class or series of our stock expressly designated as ranking senior to the series B preferred stock.

Dividend Rate and Payment Date. Investors are entitled to receive cumulative cash dividends on the series B preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of January, April, July and October of each year, commencing September 30, 2010, at the rate of 6.452% per annum of the $1,000.00 liquidation preference per share. Dividends on the series B preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends. Our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement, may restrict our ability to declare and pay dividends on our preferred stock.

Liquidation Preference. If we liquidate, dissolve or wind-up, holders of the series B preferred stock will have the right to receive $1,000.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to and including the date of payment, before any payment is made to holders of our common stock and any other class or series of stock ranking junior to the series B preferred stock as to liquidation rights. The rights of holders of series B preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the series B preferred stock as to liquidation.

Optional Conversion and Mandatory Conversion. Prior to November 3, 2018, each share of series B preferred stock is convertible, at the option of the holder at any time, into approximately 93 shares of our common stock, subject to adjustments under certain circumstances, or the series B conversion rate. At any time on or after May 3, 2017 and prior to November 3, 2018, we have the option to convert all or part of the outstanding shares of series B preferred stock into shares of common stock at the series B conversion rate. On November 3, 2018, each outstanding share of series B preferred stock will automatically be converted into shares of our common stock at the series B conversion rate.

Voting Rights. Holders of series B preferred stock generally have no voting rights. However, if we are in arrears on dividends on the series B preferred stock for three or more quarterly periods, whether or not consecutive, holders of the series B preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at our next annual meeting or special meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends and the dividend for the then-current period with respect to the series B preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the series B preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series B preferred stock and the holders of all other shares of any class or series ranking on parity with the series B preferred stock that are entitled to similar voting rights (voting together as a single class).

Transfer Agent and Registrar. The transfer agent and registrar for our series B preferred stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our common stock or preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After the warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

This prospectus covers the offer and sale of debt securities of Kennedy-Wilson Holdings or of Kennedy-Wilson. As used in this section, the term “applicable issuer” refers to Kennedy-Wilson Holdings, in the case of debt securities of Kennedy-Wilson Holdings, or Kennedy-Wilson, in the case of debt securities of Kennedy-Wilson, in each case excluding any of the issuers’ respective subsidiaries, unless expressly stated or the context requires otherwise.

Any debt securities of Kennedy-Wilson offered and sold pursuant to this prospectus will be fully and unconditionally guaranteed by Kennedy-Wilson Holdings and may also be fully and unconditionally guaranteed by one or more of its subsidiaries.

The Indentures Relating to this Prospectus

Any debt securities offered and sold pursuant to this prospectus will be issued under one of the following indentures (including any supplements to the indentures listed below):

•	that certain indenture, which we refer to as the “existing base indenture,” dated as of November 28, 2012, between Kennedy-Wilson and Wilmington Trust, National Association, as trustee;

•	an indenture, which we refer to as the “new base indenture,” to be entered into between (1) Kennedy-Kennedy-Wilson or Wilson Holdings and (2) the trustee to be named therein; or

•	that certain indenture, which we refer to as the “2019 note indenture,” dated as of April, 5, 2011, among Kennedy-Wilson, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

The Series of Debt Securities that May Be Offered and Sold Pursuant to this Prospectus

Debt securities offered and sold pursuant to this prospectus may consist of:

•	an existing series of debt securities of Kennedy-Wilson, titled the 7.75% Senior Notes due 2042, which we refer to as the “2042 notes,” to be issued pursuant to the existing base indenture;

•	an existing series of debt securities of Kennedy-Wilson, titled the 8.750% Senior Notes due 2019, which we refer to as the “2019 notes,” to be issued pursuant to the 2019 note indenture; or

•	a new series of debt securities of Kennedy-Wilson or Kennedy-Wilson Holdings, which we refer to as “new debt securities,” to be issued pursuant to the existing base indenture (but only in the case of debt securities of Kennedy-Wilson) or the new base indenture.

The terms of any 2042 notes or 2019 notes we may offer and sell pursuant to this offering will be described in a supplement to this prospectus. The basic terms of any new series of debt securities we may issue pursuant to this prospectus are described below, and the specific terms of any such new series of debt securities (including any variations to the basic terms described below) will be described in a supplement to this prospectus.

Terms of New Series of Debt Securities

The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain general terms and provisions of any new debt securities that may be offered under this prospectus. When a particular series of new debt securities is offered and sold, a description of the specific terms of the series will be included in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of new debt securities.

For purposes of this description, the term “applicable base indenture” means the existing base indenture or the new base indenture, as applicable, pursuant to which a particular series of debt securities will be issued.

Solely for purposes of the description below, in connection with the issuance of a new series of new debt securities pursuant to the existing base indenture, the 2042 notes will be deemed to be a series of new debt securities separate from such new series of debt securities.

The new debt securities that may be offered pursuant to this prospectus may be senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a supplement to this prospectus, the new debt securities will be the direct, unsecured obligations of the applicable issuer and may be issued in one or more series.

The new debt securities will be issued pursuant to the applicable base indenture between the applicable issuer and a trustee, which will be named in the applicable supplement to this prospectus (or, in the case of new debt securities to be issued pursuant to the existing base indenture, Wilmington Trust, National Association, or any successor trustee). Select portions of the applicable base indenture are summarized below. The summary is not complete. The form of each applicable base indenture, which may be modified prior to an offering, has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the applicable base indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the applicable base indenture.

General

The terms of each series of new debt securities will be established by or pursuant to a resolution of the applicable issuer’s board of directors and set forth or determined in the manner provided in a resolution of such board of directors, in an officer’s certificate or by a supplemental indenture to the applicable base indenture. The particular terms of each series of new debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The applicable issuer can issue an unlimited amount of new debt securities under the applicable base indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of new debt securities being offered will set forth the aggregate principal amount and other terms of the new debt securities, including, if applicable:

•	the title and ranking of the new debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which the new debt securities will be sold;

•	any limit on the aggregate principal amount of the new debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the new debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the new debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to the applicable issuer in respect of the new debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the applicable issuer may redeem the new debt securities;

•

any obligation the applicable issuer will have to redeem or purchase the new debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of new debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which the applicable issuer will repurchase new debt securities at the option of the holders of new debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the new debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the new debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the new debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the new debt securities, which may be U.S. dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the new debt securities will be made;

•	if payments of the principal of or premium, if any, or interest on the new debt securities will be made in one or more currencies or currency units other than that or those in which the new debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of the principal of or premium, if any, or interest on the new debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the new debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the new debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or set forth in the applicable base indenture with respect to the new debt securities and any change in the acceleration provisions described in this prospectus or in the applicable base indenture with respect to the new debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the applicable base indenture with respect to the new debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the new debt securities;

•	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	if applicable, the terms of any guarantee of the new debt securities; and

•	any other terms of the new debt securities, which may supplement, modify or delete any provision of the applicable base indenture as it applies to that series or any guarantees of new debt securities of that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

The applicable issuer may issue new debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the applicable base indenture. Information on material federal income tax considerations and other special considerations applicable to any of these new debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the new debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of new debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of new debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each new debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (which is referred to as a “book-entry debt security”) or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office the applicable issuer maintains for this purpose in accordance with the terms of the applicable base indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the applicable issuer or the trustee of the certificate to the new holder or the issuance by the applicable issuer or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

Any restrictive covenants applicable to any issue of new debt securities will be set forth in the applicable prospectus supplement.

No Protection In the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the new debt securities will not contain any provisions that may afford holders of the new debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of new debt securities.

Consolidation, Merger and Sale of Assets

The applicable issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any person (a “successor person”) unless:

•	the applicable issuer is the surviving person or the successor person (if other than the applicable issuer) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the applicable issuer’s obligations on the new debt securities and under the applicable base indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiaries of the applicable issuer may consolidate with, merge into or transfer all or part of its properties to the applicable issuer.

Events of Default

“Event of Default” means, with respect to any series of new debt securities, any of the following:

•	a default in the payment of any interest upon any new debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by the applicable issuer with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	a default in the payment of principal of any security of that series at its maturity;

•	a default in the deposit of any sinking fund payment, if, when and as due by the terms of the new debt securities of that series, and the continuance of such default for a period of 60 days;

•	a default in the performance or breach of any other covenant or warranty by the applicable issuer (or, in the case the new debt securities of that series are subject to a guarantee, the guarantor of such guarantee) in the applicable base indenture (other than a covenant or warranty that has been included in the applicable base indenture solely for the benefit of a series of new debt securities other than that series), which default continues uncured for a period of 60 days after the applicable issuer receives written notice from the trustee or the applicable issuer and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding new debt securities of that series as provided in the applicable base indenture;

•	if the new debt securities of such series are subject to a guarantee of a guarantor, such guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the applicable issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable base indenture or the terms of the new debt securities of that series;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the applicable issuer; and

•	any other Event of Default provided with respect to new debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of new debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of new debt securities. The occurrence of certain Events of Default or an acceleration under the applicable base indenture may constitute an event of default under certain other indebtedness of the applicable issuer or its subsidiaries outstanding from time to time.

If an Event of Default with respect to new debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding new debt securities of that series may, by a notice in writing to the applicable issuer (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the new debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), and any premium and accrued and unpaid interest on, all new debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any premium and accrued and unpaid interest on, all outstanding new debt securities of the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding new debt securities. At any time after a declaration of acceleration with respect to new debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding new debt securities of that series may rescind and annul the acceleration if all Events of Default (other than the non-payment of accelerated principal, premium and interest, if any, with respect to new debt securities of that series) have been cured or waived as provided in the applicable base indenture. You are referred to the prospectus supplement relating to any series of new debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The applicable base indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the applicable base indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding new debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the new debt securities of that series.

No holder of any new debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable base indenture or for the appointment of a receiver or trustee, or for any remedy under the applicable base indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to new debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding new debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has (x) not received from the holders of not less than a majority in principal amount of the outstanding new debt securities of that series a direction inconsistent with that request and (y) failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the applicable base indenture, the holder of any new debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that new debt security on or after the due dates expressed in that new debt security and to institute suit for the enforcement of payment.

The applicable base indenture will require the applicable issuer to, within 120 days after the end of its fiscal year, furnish to the trustee a statement as to compliance with the applicable base indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and is known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The applicable base indenture will provide that the trustee may withhold notice to the holders of new debt securities of any series of any Default or Event of Default (except in payment on any new debt securities of that series) with respect to new debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those new debt securities.

Modification and Waiver

The applicable issuer, the applicable guarantors, if any, and the trustee may modify and amend the applicable base indenture or the new debt securities of any series without the consent of any holder of any new debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to evidence the succession of another person to the applicable issuer or, if applicable, any guarantor and the assumption by such successor person of the covenants of the applicable issuer or such guarantor, as applicable, in or pursuant to the applicable base indenture and in the new debt securities or the guarantees of such guarantor, as applicable;

•	to secure or provide additional security for all or any new debt securities of any series;

•	to add to the covenants of the applicable issuer or, if applicable, any guarantor for the benefit of the holders of all or any new debt securities of any series or to surrender any right or power conferred upon the applicable issuer or, if applicable, any guarantor with regard to all or any new debt securities of any series;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not materially adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form, terms and conditions of new debt securities of any series and any guarantees thereof, as permitted by the applicable base indenture;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the new debt securities of one or more series and to add to or change any of the provisions of the applicable base indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable base indenture under the Trust Indenture Act;

•	to amend the provisions of the applicable base indenture relating to the transfer and legending of new debt securities; provided, however, that (i) compliance with the applicable base indenture as so amended would not result in new debt securities being transferred in violation of the Securities Act or any applicable securities law; and (ii) such amendment does not materially and adversely affect the rights of holders to transfer new debt securities, except as required by law;

•	to add any additional Events of Default for the benefit of the holders of all or any new debt securities of any series;

•	to add to, change or eliminate any provision of the applicable base indenture in respect of all or any new debt securities of any series or any guarantees thereof, provided that such addition, change or elimination shall either (A) (i) not apply to any new debt security of any series or any guarantee thereof that was created prior to the execution and delivery of such supplemental indenture; and (ii) not modify the rights of the holder of any such new debt security with respect to such provision; or (B) become effective only when there are no new debt securities outstanding;

•	in the case of any new debt securities that, by their terms, may be converted into securities or other property (other than new debt securities of the same series and of like tenor), to (A) make provisions with respect to adjustments to the applicable conversion rate of such new debt securities as required or permitted by the applicable base indenture and the terms of such new debt securities; or (B) permit or facilitate the issuance, payment or conversion of such new debt securities;

•	to add any person as a guarantor of all or any new debt securities of any series, which new debt securities were not theretofore subject to a guarantee, or to add additional guarantors of all or any new debt securities of any series;

•	to evidence the release and discharge of any guarantor from its obligations under its guarantees of any new debt securities and its obligations under the applicable base indenture in respect of any new debt securities, in each case in accordance with the applicable base indenture and the terms of such new debt securities; or

•	to conform the text of the applicable base indenture or any new debt securities of any series or any guarantee to the description of the applicable base indenture, such new debt securities or such guarantee contained in this prospectus and the applicable prospectus supplement, provided that such supplemental indenture shall apply only to such new debt securities or guarantee.

Except to the extent the terms of a series of new debt securities otherwise provide with respect to any of such new debt securities or guarantee thereof, the applicable issuer may also modify and amend the applicable base indenture with the consent of the holders of at least a majority in principal amount of the outstanding new debt securities of each series affected by the modifications or amendments. However, no waiver or amendment may be made without the consent of the holders of each affected new debt security then outstanding if that waiver or amendment will:

•	reduce the amount of new debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any new debt security;

•	reduce the principal of or premium, if any, on or change the fixed maturity of any new debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of new debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or any premium or interest on, any new debt security (except a rescission of acceleration of the new debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding new debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any new debt security payable in currency other than that stated in the new debt security;

•	make any change to certain provisions of the applicable base indenture relating to, among other things, (i) the right of holders of new debt securities to receive payment of the principal of, or any premium or interest on, new debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any new debt security;

•	in the case of any new debt security that is subject to a guarantee, release the guarantor of such guarantee from any of its obligations under such guarantee, except in accordance with the terms of the applicable base indenture and such new debt security;

•	make any change in the ranking or priority of any new debt security or any guarantee thereof that would adversely affect the holders of such new debt security; or

•	in the case of any new debt security that provides that the holder thereof may require the applicable issuer to repurchase or convert such new debt security, impair such holder’s right to require such repurchase or effect such conversion of such Security in accordance with the applicable base indenture and the terms of such new debt security.

Except in certain circumstances, the holders of at least a majority in principal amount of the outstanding new debt securities of any series may on behalf of the holders of all new debt securities of that series waive compliance by the applicable issuer or any guarantor of new debt securities of that series with provisions of the applicable base indenture or guarantee. The holders of a majority in principal amount of the outstanding new debt securities of any series may, on behalf of the holders of all the new debt securities of such series, waive any past default under the applicable base indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any new debt security of that series. The holders of a majority in principal amount of the outstanding new debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of New Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The applicable base indenture will provide that, unless otherwise provided by the terms of the applicable series of new debt securities, the applicable issuer and the guarantors, if any, will be deemed to have paid and discharged the entire indebtedness on all the outstanding new debt securities of any series on the 123rd day after the date of the deposit referred to below, and the provisions of the applicable base indenture, as it relates to such outstanding new debt securities of such series, will no longer be in effect, except as to certain specified rights, powers, immunities and provisions. In order to effect such legal defeasance, the following conditions, among others, must be satisfied:

•	subject to certain rights of the applicable issuer and guarantors, if any, the applicable issuer or, if applicable, any guarantor(s), must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of new debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the new debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable base indenture and those new debt securities; and

•	such deposit will not result in a breach or violation of, or constitute a default under, the applicable base indenture or any other agreement or instrument to which the applicable issuer is a party or by which it is bound;

•	no default or Event of Default with respect to the new debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date; and

•	the applicable issuer or guarantor(s) must deliver to the trustee an opinion of counsel stating that the applicable issuer or guarantor(s), as applicable, have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable base indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the new debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The applicable base indenture will provide that, unless otherwise provided by the terms of the applicable series of new debt securities, upon compliance with certain conditions:

•	the applicable issuer and, if applicable, may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the applicable base indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•	any omission to comply with those covenants, or with certain other Events of Default, will not constitute a default or an Event of Default with respect to the new debt securities of that series (“covenant defeasance”).

The conditions include the following, among others:

•	subject to certain rights of the applicable issuer and guarantors, if any, the applicable issuer or, if applicable, any guarantor(s), must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of new debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the new debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable base indenture and those new debt securities; and

•	the applicable issuer or guarantor(s) must deliver to the trustee an opinion of counsel to the effect that the holders of the new debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event the applicable issuer exercises its option to effect covenant defeasance with respect to any series of new debt securities, and the new debt securities of that series are declared due and payable immediately following an acceleration after the occurrence of any Event of Default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the new debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the new debt securities of that series at the time of such acceleration. However, the applicable issuer shall remain liable for those payments.

Governing Law

The applicable base indenture and the new debt securities, including any claim or controversy arising out of or relating to the applicable base indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof, other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF GUARANTEES

To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior, senior subordinated or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

PLAN OF DISTRIBUTION

The issuers may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. The issuers also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from the applicable issuer in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by an issuer to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with any of the issuers, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any indemnification agreement will be described in the applicable prospectus supplement.

Unless specified otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than Kennedy-Wilson Holdings’ common stock, which is listed on the NYSE). If Kennedy-Wilson Holdings sells any shares of its common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. The issuers may elect to list any other securities issued hereunder on any exchange, but the issuers are not obligated to do so. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, the issuers may authorize underwriters or other persons acting as the issuers’ agents to solicit offers by institutions or other suitable purchasers to purchase the securities from the issuers at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than the issuers sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for the issuers in the ordinary course of business.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, will be identified in a prospectus supplement.

LEGAL MATTERS

Certain matters will be passed upon for the issuers by Latham & Watkins LLP, Los Angeles, California. Certain other matters will be passed on for the issuers by Kulik, Gottesman & Siegel LLP, Los Angeles, California.

EXPERTS

The consolidated balance sheets of Kennedy-Wilson Holdings, Inc. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2012, the financial statement schedules III and IV, and the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports appear in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of KW Residential, LLC and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG AZSA LLC, independent auditors, which report appears in the Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, partners’ capital, and cash flows of KW Property Fund III, L.P. and KW Property Fund III (QP-A), L.P. for the year ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, equity, and cash flows of KW/WDC Portfolio Member LLC and subsidiaries and One Carlsbad for the year ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Bay Fund Opportunity, LLC and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for each of the years in the two-year period then ended, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of KWF Real Estate Venture VI, L.P. and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), partners’ capital and cash flows for the year ended December 31, 2012 and the period from October 5, 2011 (inception) through December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheets of Bay Area Smart Growth Fund II, LLC as of December 31, 2012 and 2011, and the related statements of operations, members’ equity and cash flows for each of the years in the two-year period then ended, and the related notes to the financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no.1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheet of KWI America Multifamily, LLC and subsidiaries and KW SV Investment West Coast, LLC as of December 31, 2011, and the related combined statements of operations, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2011 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of SJ Real Estate Investors, LLC and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of KW Property Fund II, L.P. and subsidiaries as of December 31, 2012, and the related consolidated statements of operations, partners’ capital and cash flows for the year then ended, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of financial condition of Kennedy Wilson Real Estate Fund IV, L.P., including the schedules of investments, as of December 31, 2012, and the related statements of operations, partners’ capital and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of KW Stadium Gateway Partners, LLC and subsidiary as of December 31, 2012, and the related consolidated statements of operations, members’ capital, and cash flows for the period from April 9, 2012 (inception) through December 31, 2012, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in Amendment No. 1 to the December 31, 2012 Annual Report on Form 10-K of Kennedy-Wilson Holdings, Inc., and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 950 Harrington Avenue for the year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on February 14, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 1492 East Spring Lane for the year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on February 14, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain expenses of 433 Buena Vista for the years ended December 31, 2012 and 2011 and for the eight months ended December 31, 2010, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 2260 Foothill Drive for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 5161 Lankershim Boulevard for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 1201 and 1235 Radio Road for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 655 Tennyson Road for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statement of revenues and certain expenses of 150 and 151 El Camino Drive for the year ended December 31, 2012, and the related notes, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, which report appears in the Current Report on Form 8-K of Kennedy-Wilson Holdings, Inc. filed with the SEC on November 1, 2013, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s reports refer to the fact that the statements of revenues and certain expenses of (1) 950 Harrington Avenue for the year ended December 31, 2011, (2) 1492 East Spring Lane for the year ended December 31, 2011, (3) 433 Buena Vista for the years ended December 31, 2012 and 2011 and for the eight months ended December 31, 2010, (4) 2260 Foothill Drive for the year ended December 31, 2012, (5) 5161 Lankershim Boulevard for the year ended December 31, 2012, (6) 1201 and 1235 Radio Road for the year ended December 31, 2012, (7) 655 Tennyson Road for the year ended December 31, 2012, and (8) 150 and 151 El Camino Drive for the year ended December 31, 2012 were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Kennedy-Wilson Holdings common stock is Continental Stock Transfer & Trust Company. Its telephone number is (212) 509-4000.

We have not, and the underwriter has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter takes any responsibility for, or provides any assurances as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates.

Kennedy-Wilson Holdings, Inc.

8,000,000 Shares

Common Stock

Deutsche Bank Securities

Prospectus Supplement

                , 2014